AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                WENTWORTH I, INC.

                                       AND

                          AERO GROW INTERNATIONAL, INC.

                          DATED AS OF JANUARY 12, 2006

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of January 12, 2006, by and between Aero Grow International, Inc., a Nevada corporation ("AeroGrow"), and Wentworth I, Inc., a Delaware corporation ("Company"). Each of the stockholders of the Company shall be referred to herein collectively as the "Stockholders" and individually as the "Stockholder".

                                    RECITALS

      A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Nevada General Corporation Law (the "NGCL"), AeroGrow and the Company intend to enter into a business combination transaction by means of a merger between AeroGrow and the Company in which AeroGrow will merge with the Company and be the surviving entity, through an exchange of all the issued and outstanding shares of capital stock of the Company for shares of common stock of AeroGrow.

      B. The Board of Directors of the Company and AeroGrow have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders.

      C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and NGCL, the Company shall be merged with and into AeroGrow (the "Merger"), the separate corporate existence of the Company shall cease and AeroGrow shall continue as the surviving corporation. AeroGrow as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The Merger is hereinafter sometimes referred to as the "Transaction."

      1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the States of Delaware and Nevada, in accordance with the relevant provisions of the DGCL and NGCL a Certificate of Merger and/or Articles of Merger (the "Certificate of Merger") (the time of such filing with the Secretary of State of the States of Delaware and Nevada, or such later time as may be agreed in writing by the Company and AeroGrow and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The term "Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules hereto (including the Company Schedule and AeroGrow Schedule). Unless this Agreement shall have been terminated pursuant to
Section 8.1, the closing of the Merger (the "Closing") shall take place at the offices of the Company at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company shall vest in AeroGrow, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of AeroGrow.

      1.4 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the Articles of Incorporation of AeroGrow shall continue to be the Articles of Incorporation of AeroGrow until thereafter amended as provided by law and such Articles of Incorporation of AeroGrow.

            (b) The Bylaws of AeroGrow shall continue to be the Bylaws of AeroGrow.

      1.5 Directors and Officers. The directors of AeroGrow shall continue to be the directors of AeroGrow immediately after the Effective Time. The officers of AeroGrow shall continue to be the officers of AeroGrow immediately after the Effective Time.

      1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of the Company or the Stockholders, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be automatically converted into the right to receive on the Closing Date 0.151813 share of common stock, par value $0.001 per share, of AeroGrow (the "AeroGrow Common Stock") (the "Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of AeroGrow Common Stock issued in exchange for such shares of Company Common Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of AeroGrow Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, AeroGrow is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.


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

            (b) Cancellation of Company-Owned Stock. Each share of Company Common Stock held by the Company or owned by AeroGrow or any direct or indirect wholly-owned subsidiary of the Company or of AeroGrow immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

            (c) Adjustments to Exchange Ratio. The Exchange Ratio shall also be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into AeroGrow Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to AeroGrow Common Stock or Company Common Stock occurring on or after December 30, 2005 and prior to the Effective Time.

            The Exchange Ratio set forth above is based on: (i) the number of shares of AeroGrow Common Stock outstanding on a fully diluted basis, including the Conversion Warrants (as defined herein) and shares and options to be issued under certain Equity Commitments (as defined herein), as of December 30, 2005 ("Fully Diluted Common Stock"); and (ii) the issuance by AeroGrow of shares of AeroGrow Common Stock with attached warrants for aggregate gross proceeds of $10,000,000 in connection with the private placement offering to be completed by AeroGrow in connection with the Merger ("Equity Financing"). In the event that:
(i) the number of shares of Fully Diluted Common Stock increases or decreases from December 30, 2005 through the Closing (other than as a result of the Equity Financing); or (ii) the gross proceeds raised in the Equity Financing are less than $10,000,000, then the Exchange Ratio shall be adjusted ratably such that the holders of the Company Common Stock, immediately after the closing of the Merger and the Equity Financing shall hold Y% of AeroGrow Common Stock on a fully diluted basis (excluding any shares of AeroGrow Common Stock underlying the warrants issued to investors ("Investor Warrants") or the warrants issued to the placement agent ("Agent Warrants") in connection with the Equity Financing). For purposes of this Agreement, Y% shall be equal to the following (provided that in no case shall it be less than 2.5% or greater than 5%):

                            Y% = 5% x (N/$10,000,000)

      Where: N = Aggregate gross proceeds raised by AeroGrow in the Equity Financing


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

            (d) Fractional Shares. No fraction of a share of AeroGrow Common Stock will be issued by virtue of the Merger, and each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of AeroGrow Common Stock (after aggregating all fractional shares of AeroGrow Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from AeroGrow one (1) share of AeroGrow Common Stock.

      1.7 Surrender of Certificates.

            (a) Exchange Agent. Corporate Stock Transfer, Inc., AeroGrow's transfer agent and registrar, shall be designated by the parties hereto to act as the exchange agent (the "Exchange Agent") in the Merger.

            (b) AeroGrow to Provide Common Stock. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, AeroGrow shall make available to the Exchange Agent, for exchange in accordance with this
Article I, the shares of AeroGrow Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

            (c) Exchange Procedures. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, AeroGrow shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of AeroGrow Common Stock pursuant to Section 1.6: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as AeroGrow may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of AeroGrow Common Stock and any dividends or other distributions pursuant to Section 1.7(d), and
(iii) an investment representation letter containing such warranties, representations and agreements by holder as set forth in Section 1.12. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by AeroGrow, together with such letter of transmittal and investment representation letter, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of shares of AeroGrow Common Stock into which their shares of Company Common Stock were converted into the right to receive at the Effective Time and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, to evidence only the right to receive the applicable number of shares of AeroGrow Common Stock issuable pursuant to Section 1.6(a).

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to AeroGrow Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of AeroGrow Common Stock to be issued upon surrender thereof until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates with a properly completed letter of transmittal and investment representation letter, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing shares of AeroGrow Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of AeroGrow Common Stock.

            (e) Transfers of Ownership. If certificates representing shares of AeroGrow Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to AeroGrow or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of AeroGrow Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of AeroGrow or any agent designated by it that such tax has been paid or is not payable.

            (f) Required Withholding. Each of the Exchange Agent and AeroGrow shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (g) Termination of Exchange Agent Funding. AeroGrow Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to AeroGrow, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 1.7 shall thereafter look only to AeroGrow (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of AeroGrow Common Stock and any dividends or distributions pursuant to Section 1.7(d) with respect to AeroGrow Common Stock to which they are entitled.

            (h) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, neither the Exchange Agent, AeroGrow nor the Company shall be liable to a holder of shares of AeroGrow Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


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

      1.8 No Further Ownership Rights in Company Common Stock. All shares of AeroGrow Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of AeroGrow of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to AeroGrow for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of AeroGrow Common Stock which the shares of Company Common Stock formerly represented by such Certificates were converted into the right to receive pursuant to Section 1.6 and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that AeroGrow may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of AeroGrow Common Stock and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AeroGrow or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest AeroGrow with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company will take all such lawful and necessary action.

      1.12 Investment Representation. All shares of AeroGrow Common Stock issued in accordance with the terms hereof shall, when issued, be restricted shares and may not be sold, transferred or otherwise disposed of by the holders thereof without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing the shares of AeroGrow Common Stock issued in accordance with the terms hereof will contain the appropriate restrictive legends, and AeroGrow shall issue appropriate stop-transfer instructions to the Exchange Agent with respect to such shares of AeroGrow Common Stock. Except for the representation made in Section 1.12(c)(i) regarding "accredited investor" status, as to which up to 35 holders may be permitted to not make such representation, each holder of record (as of the Effective Time) of Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of AeroGrow Common Stock pursuant to Section 1.6, shall provide an investment representation letter containing, among other things, the following:


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

            (a) Each holder has and shall transfer, good and marketable title to the shares of Company Common Stock owned by such holder, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

            (b) Each holder is acquiring the shares of AeroGrow Common Stock for investment for holder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such holders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each holder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of AeroGrow Common Stock.

            (c) Each holder understands that shares of AeroGrow Common Stock are not registered under the Securities Act, that the issuance of shares of AeroGrow Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof or such other available exemptions under the Securities Act, and that AeroGrow's reliance on such exemption is predicated on the holder's representations set forth herein. Each holder represents and warrants that: (i) he can bear the economic risk of his respective investments, and (ii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in shares of AeroGrow Common Stock.

            (d) Holders acknowledge that neither the SEC, nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (e) Holders acknowledge that they have carefully reviewed such information as each of them deemed necessary to evaluate an investment in shares of AeroGrow Common Stock. To the full satisfaction of each holder, he has been furnished all materials that he has requested relating to AeroGrow and the issuance of shares of AeroGrow Common Stock hereunder, and each holder has been afforded the opportunity to ask questions of AeroGrow's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the holders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of AeroGrow set forth in this Agreement, on which each of the holders has relied in making an exchange of his shares of AeroGrow Common Stock.

            (f) Each holder understands that shares of AeroGrow Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an available exemption therefrom, and that in the absence of an effective registration statement covering shares of AeroGrow Common Stock or any available exemption from registration under the Securities Act, the shares of AeroGrow Common Stock may have to be held indefinitely.


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

            (g) Each holder agrees to be bound by the terms and conditions applicable to them under Section 1.13 hereof and, upon execution of the foregoing investment representation, each such Holder shall be a third-party beneficiary to the provisions contained in Section 1.13 and may enforce such provisions as if such Holder was a signatory to this Agreement. In the event, the holder does not agree to be bound by the terms and conditions under Section
1.13 hereof or otherwise fails to return a duly executed investment representation letter to the Exchange Agent within thirty (30) days following the Closing, such holder shall not be afforded the rights to include his shares of AeroGrow Common stock in the Registration Statement. Each holder acknowledges and agrees that there can be no assurance that his shares of AeroGrow Common Stock will become registered under the Securities Act.

            (h) The representations, warranties and agreements of each holder contained in the investment representation letter shall survive the Closing of the Transaction.

      1.13 Registration Statement. Whenever AeroGrow proposes to register any of its securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms) (the "Registration Statement"), AeroGrow shall give prompt written notice (but in no event less than fifteen
(15) days before the anticipated filing date) to all holders of Registrable Securities (as defined below), and such notice shall describe the proposed registration and distribution and offer to all holders of Registrable Securities the opportunity to register for re-offer and re-sale the number of Registrable Securities as each such holder may request. AeroGrow shall include in such registration all Registrable Securities with respect to which AeroGrow has received written requests for inclusion therein within ten (10) days after the holders' receipt of AeroGrow's notice. For purposes hereof, "Registrable Securities" shall mean the shares of AeroGrow Common Stock into which the shares of Company Common Stock were converted into the right to receive at the Effective Time, upon the holder being entitled to the right to receive certificates representing such AeroGrow Common Stock after complying with the provisions of Section 1.7(d) hereof (or subsequent holders, referred to together as the "Holders").

            (a) AeroGrow shall use its reasonable commercial efforts to keep the Registration Statement which registers the Registrable Securities pursuant hereto effective and the related prospectus current until the earlier of: (i) the date by which all of the Registrable Securities has been sold, or (ii) the date on which all Registrable Securities may be sold without restriction under Rule 144(k) promulgated under the Securities Act.

            (b) AeroGrow shall notify each Holder of such Registrable Securities as expeditiously as possible following the effectiveness of the Registration Statement on which the Registrable Securities are registered, and/or of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus. If the prospectus is amended to comply with the requirements of the Securities Act, the Holders, if requested by AeroGrow, shall immediately cease making offers of the Registrable Securities and return all prospectuses to AeroGrow, and AeroGrow shall promptly provide the Holders with revised prospectuses to enable the Holders to resume making offers of the Registrable Securities. AeroGrow shall promptly notify the Holders, if after delivery of a prospectus to the Holders, that, in the judgment of AeroGrow, it is advisable to suspend use of the prospectus delivered to the Holders due to pending material developments or other events that have not yet been publicly disclosed and as to which AeroGrow believes public disclosure would be detrimental to AeroGrow. Upon receipt of such notice, each such Holder shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by AeroGrow that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, AeroGrow shall not exercise its rights under this subsection to suspend sales of Registrable Securities for a period in excess of 60 days in any 365-day period.


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

            (c) AeroGrow shall indemnify the Holders of the Registrable Securities to be sold pursuant to the Registration Statement hereunder, the officers and directors of each Holder, each underwriter of such Registrable Securities and each person, if any, who controls such Holders or underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between
(A) the indemnified party and any third party or otherwise or (B) the indemnitor and the indemnified party only with respect to an action or proceeding to enforce the indemnification provisions of this Section 1.13(c) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of any of the United States or foreign countries, arising from the Registration Statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (x) any preliminary prospectus, the Registration Statement or prospectus (as from time to time each may be amended and supplemented); (y) any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Registrable Securities; or (z) any application or other document or written communication (collectively called "application") executed by AeroGrow or based upon written information furnished by AeroGrow in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the SEC, any state securities commission or agency or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to AeroGrow by and with respect to such Holders ("Holder Information") expressly for use in any preliminary prospectus, the Registration Statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or unless the indemnities failed to deliver a final prospectus in which the material misstatement or omission was corrected. Subject to the foregoing provisions of this paragraph, AeroGrow shall reimburse such Holder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. AeroGrow agrees promptly to notify such Holders of the commencement of any litigation or proceedings against AeroGrow or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with the Registration Statement or prospectus.

            (d) The Holders agree to indemnify and hold harmless AeroGrow, the officers and directors of AeroGrow and each person, if any, who controls AeroGrow within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability to which AeroGrow or such controlling person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon Holder Information that is included or relied upon by AeroGrow in the Registration Statement or prospectus or any amendment or supplement thereto or in any application; and shall reimburse AeroGrow, officer, director and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided that such loss, claim, damage, expense or liability is found ultimately to arise out of or be based upon such Holder Information.

            (e) Any party entitled to indemnification hereunder ("Indemnified Party") shall permit AeroGrow to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for AeroGrow, who will conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that AeroGrow shall pay such expense if representation of such Indemnified Party by the counsel retained by AeroGrow would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall AeroGrow be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. AeroGrow is also responsible for the expenses of such defense if AeroGrow does not elect to assume such defense. AeroGrow, in the defense of any such claim or litigation may not, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party may consent to entry of any judgment or settle such claim or litigation without the prior written consent of AeroGrow, which consent may not be unreasonably withheld.

            (f) AeroGrow agrees that during the period commencing on the effectiveness of any registration statement with respect to AeroGrow's securities (which includes the Registrable Securities) and continuing until the Holder can sell his Registrable Securities without restriction under Rule 144(k) promulgated under the Securities Act and all restrictive legends under the Securities Act are removed from the certificates representing such securities and any stop transfer order for such certificates is removed, it shall timely file all reports due pursuant to the Exchange Act and it shall not terminate its obligation to file periodic reports under the Exchange Act or Securities Act.

            (g) Notwithstanding anything to the contrary contained herein, such registration is not required to be continued or filed after the date on which all Registrable Securities may be sold without restriction under Rule 144(k) promulgated under the Securities Act.

            (h) The registration rights granted to the Holders inure to the benefit of all the Holder's successors, heirs, pledges, assignees, transferees and purchasers of AeroGrow Common Stock, subject to the limitations imposed by interpretations of the Commission regarding selling security holder registration statements.

            (i) Each Holder agrees and covenants that he shall promptly cooperate with all reasonable requests of AeroGrow in connection with the filing of the Registration Statement by AeroGrow, including but not limited to providing written information regarding the Holder and the distribution proposed by the Holder, and the names of the persons having dispositive and voting power over the Registrable Securities, the execution of documents required in connection with the filing or requested by the underwriter or placement agent, if any, for such filing, including but not limited to NASD questionnaires. In the event the Holder fails to provide such requested information with 10 days following the request, AeroGrow may omit the Registrable Securities of Holder from the Registration Statement.

            (j) Notwithstanding anything contained herein to the contrary, the provisions of this Section 1.13 shall survive (and not be affected in any respect by) the Closing.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF AEROGROW

      AeroGrow hereby represents and warrants to, and covenants with, the Company, as follows:

      2.1 Organization and Qualification.

            (a) AeroGrow is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by AeroGrow to be conducted. AeroGrow is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by AeroGrow to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2 (b)) on AeroGrow. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of AeroGrow, as amended and currently in effect, have been heretofore delivered to the Company. AeroGrow is not in violation of any of the provisions of AeroGrow's Charter Documents.

            (b) AeroGrow is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AeroGrow.

            (c) The minute books of AeroGrow contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records"), since the time of AeroGrow's organization. Copies of such Corporate Records of AeroGrow have been heretofore delivered to the Company.

            (d) The stock transfer and ownership records of AeroGrow contain true, complete and accurate records of the stock ownership as of the date of such records and the transfers involving the capital stock of AeroGrow since the time of AeroGrow's organization. Copies of such Stock Records of AeroGrow have been heretofore delivered to the Company.

      2.2 Subsidiaries. AeroGrow has no subsidiaries.

      2.3 Capitalization.

            (a) The authorized capital stock of AeroGrow consists of 75,000,000 shares of common stock, par value $0.001 per share ("AeroGrow Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share ("AeroGrow Preferred Stock"). As of December 30, 2005, (i) 5,008,944 shares of AeroGrow Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of AeroGrow Preferred Stock were issued or outstanding; (iii) 204,869 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to purchase AeroGrow Common Stock granted to certain employees and consultants of AeroGrow and other third parties ("AeroGrow Stock Options"), (iv) 1,947,858 shares of AeroGrow Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase AeroGrow Common Stock ("AeroGrow Warrants"), which includes 600,000 shares of AeroGrow Common Stock reserved for issuance upon the exercise of outstanding warrants issued in connection with the Convertible Notes offering ("Debt Warrants"), (v) 750,000 shares of AeroGrow Common Stock were reserved for issuance upon the conversion of outstanding convertible notes of AeroGrow ("Convertible Notes") in the aggregate principal amount of $3,000,000 ("Conversion Shares"); and (vi) 600,000 shares of AeroGrow Common Stock underlying certain warrants that will be issued by AeroGrow upon the conversion of the Convertible Notes ("Conversion Warrants"). As of December 30, 2005, AeroGrow has commitments to issue 275,000 shares of AeroGrow Common Stock and to grant options to purchase 30,000 shares of AeroGrow Common Stock to certain employees, consultants and third parties ("Equity Commitments"). For purposes of this Agreement and computation of the Exchange Ratio under Section 1.6 hereof, as of December 30, 2005, AeroGrow has 8,816,671 shares of Fully Diluted Common Stock outstanding. All shares of AeroGrow Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Schedule 2.3 hereto, there are no commitments or agreements of any character to which AeroGrow is bound obligating AeroGrow to accelerate the vesting of any AeroGrow Stock Option as a result of the Transaction. All outstanding securities of AeroGrow have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. AeroGrow has heretofore delivered to the Company true, complete and accurate copies of AeroGrow Stock Options, AeroGrow Warrants and Convertible Notes including any and all documents and agreements relating thereto.

            (b) Except as set forth in Schedule 2.3 hereto or in Section 2.3(a), there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of AeroGrow, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.3 hereof or as set forth in Section 2.3(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which AeroGrow is a party or by which it is bound obligating AeroGrow to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of AeroGrow or obligating AeroGrow to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which AeroGrow is a party or by which AeroGrow is bound with respect to any equity security of any class of AeroGrow.

      2.4 Authority Relative to this Agreement. AeroGrow has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by AeroGrow of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of AeroGrow (including the approval by its Board of Directors), and no other corporate proceedings on the part of AeroGrow are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Transaction by a majority of AeroGrow's stockholders. This Agreement has been duly and validly executed and delivered by AeroGrow and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of AeroGrow, enforceable against AeroGrow in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      2.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by AeroGrow does not, and the performance of this Agreement by AeroGrow shall not, (i) conflict with or violate AeroGrow's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transaction by the stockholders of AeroGrow, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair AeroGrow's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of AeroGrow pursuant to, any Contracts, except, with respect to clauses (ii) or
(iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on AeroGrow.

            (b) The execution and delivery of this Agreement by AeroGrow does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which AeroGrow is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AeroGrow or, after the Closing, AeroGrow, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      2.6 Compliance. To the knowledge of AeroGrow, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on AeroGrow. To AeroGrow's knowledge, the businesses and activities of AeroGrow have not been and are not being conducted in violation of any Legal Requirements. AeroGrow is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 2.6, to AeroGrow's knowledge no written notice of non-compliance with any Legal Requirements has been received by AeroGrow (and AeroGrow has no knowledge of any such notice delivered to any other Person). Except as set forth on Schedule 2.6, AeroGrow is not in violation of any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      2.7 Financial Statements.

            (a) AeroGrow has provided to the Company a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of AeroGrow for the fiscal years ended December 31, 2003 and 2004, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), were audited in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") by an independent accountant registered with PCAOB, and each fairly presents in all material respects the financial position of AeroGrow at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) AeroGrow has provided to the Company a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of AeroGrow for the three-month and nine-month periods ended September 30, 2005 and 2004, complied as to form in all material respects with, and prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), were reviewed by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of each at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on AeroGrow.

            (c) The books of account and other financial records of AeroGrow have been maintained in accordance with good business practice.

      2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, AeroGrow has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of AeroGrow, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheets of AeroGrow as of September 30, 2005 prepared in accordance with U.S. GAAP, which have been delivered to the Company, and (ii) such liabilities arising in the ordinary course of AeroGrow's business since September 30, 2005, none of which would have a Material Adverse Effect on AeroGrow.

      2.9 Absence of Certain Changes or Events. Except as set forth in Schedule
2.9 hereto or in the interim balance sheets of AeroGrow as of September 30, 2005 (including the notes thereto), since September 30, 2005, there has not been: (i) any Material Adverse Effect on AeroGrow, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of AeroGrow's stock, or any purchase, redemption or other acquisition by AeroGrow of any of AeroGrow's capital stock or any other securities of AeroGrow or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of AeroGrow's capital stock, or any amendment or modification of the terms of any options, warrants or convertible securities of AeroGrow, (iv) any granting by AeroGrow of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by AeroGrow of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by AeroGrow of any increase in severance or termination pay or any entry by AeroGrow into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving AeroGrow of the nature contemplated hereby, (v) entry by AeroGrow into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.20 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by AeroGrow with respect to any Governmental Entity, (vi) any material change by AeroGrow in its accounting methods, principles or practices,
(vii) any change in the auditors of AeroGrow, (vii) any issuance of capital stock, options or warrants of AeroGrow, or (viii) any revaluation by AeroGrow of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of AeroGrow other than in the ordinary course of business.

      2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of AeroGrow, threatened against AeroGrow, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on AeroGrow or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      2.11 Employee Benefit Plans.

            (a) Except as disclosed on Schedule 2.11, all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of AeroGrow, or any trade or business (whether or not incorporated) which is under common control with AeroGrow, with respect to which AeroGrow has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of AeroGrow. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of AeroGrow is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of AeroGrow, threatened by any governmental agency with respect to any Plans. Except as disclosed on Schedule 2.11, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Except as disclosed on Schedule 2.11, AeroGrow does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to AeroGrow in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to AeroGrow (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

            (b) Except as disclosed on Schedule 2.11 hereto or set forth herein in Section 2.9, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Stockholder, director or employee of AeroGrow under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.12 Labor Matters. Except as disclosed in Schedule 2.12 hereto, AeroGrow is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by AeroGrow nor does AeroGrow know of any activities or proceedings of any labor union to organize any such employees.

      2.13 Restrictions on Business Activities. Except as disclosed on Schedule
2.13 hereto, to AeroGrow's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon AeroGrow or to which AeroGrow is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of AeroGrow, any acquisition of property by AeroGrow or the conduct of business by AeroGrow as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on AeroGrow.

      2.14 Title to Property.

            (a) All real property owned by AeroGrow (including improvements and fixtures thereon, easements and rights of way) (the "Real Property") is shown or reflected on the interim balance sheets of AeroGrow prepared in accordance with U.S. GAAP. AeroGrow has good, valid and marketable fee simple title to the Real Property, and except as set forth in the financial statements of AeroGrow prepared in accordance with U.S. GAAP or on Schedule 2.14 hereto, all of the Real Property is held free and clear of (i) all leases, licenses and other rights to occupy or use the Real Property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14 hereto is a list of all options or other contracts under which AeroGrow has a right to acquire any interest in real property.

            (b) All leases of real property held by AeroGrow and all personal property and other property and assets of AeroGrow (other than Real Property) owned, used or held for use in connection with the business of AeroGrow (the "Personal Property") are shown or reflected on the interim balance sheets of AeroGrow prepared in accordance with U.S. GAAP. AeroGrow owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of AeroGrow prepared in accordance with U.S. GAAP or in
Schedule 2.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of AeroGrow.

            (c) All leases pursuant to which AeroGrow leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of AeroGrow or, to AeroGrow's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on AeroGrow.

      2.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. (c) Except as set forth in Schedule 2.15 hereto:

            (i) AeroGrow has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by AeroGrow with any Tax authority prior to the date hereof, except such Returns which are not material to AeroGrow. All such Returns are true, correct and complete in all material respects. AeroGrow has paid all Taxes shown to be due on such Returns.

            (ii) All Taxes that AeroGrow is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (iii) AeroGrow has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against AeroGrow, nor has AeroGrow executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of AeroGrow by any Tax authority is presently in progress, nor has AeroGrow been notified of any request for such an audit or other examination.

            (v) No adjustment relating to any Returns filed by AeroGrow has been proposed in writing, formally or informally, by any Tax authority to AeroGrow or any representative thereof.

            (vi) AeroGrow has no liability for any material unpaid Taxes which have not been accrued for or reserved on AeroGrow's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to AeroGrow, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of AeroGrow in the ordinary course of business, none of which is material to the business, results of operations or financial condition of AeroGrow.

            (vii) AeroGrow has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

      2.16 Environmental Matters. (a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect to AeroGrow's knowledge:
(i) AeroGrow has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by AeroGrow (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by AeroGrow were not contaminated with Hazardous Substances during the period of ownership or operation by AeroGrow; (iv) AeroGrow is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) AeroGrow has not been associated with any release or threat of release of any Hazardous Substance; (vi) AeroGrow has not received any notice, demand, letter, claim or request for information alleging that AeroGrow may be in violation of or liable under any Environmental Law; and (vii) AeroGrow is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            (c) As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      2.17 Brokers; Third Party Expenses. Except as disclosed on Schedule 2.17 and except as payable under the Placement Agreement (as defined herein), (i) AeroGrow has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby; and (ii) no shares of common stock, options, warrants or other securities of AeroGrow are payable to any third party by AeroGrow as a result of this Transaction.

      2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

      "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks");
      (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

      "AeroGrow Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, AeroGrow.

      "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

      "AeroGrow Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, AeroGrow.

      "AeroGrow Products" means all current versions of products or service offerings of AeroGrow.

            (a) Except as disclosed on Schedule 2.18, to AeroGrow's knowledge, AeroGrow Intellectual Property and AeroGrow Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by AeroGrow, or which may affect the validity, use or enforceability of such AeroGrow Intellectual Property or AeroGrow Products, which in any such case could reasonably be expected to have a Material Adverse Effect on AeroGrow.

            (b) Except as disclosed on Schedule 2.18 hereto, AeroGrow owns and has good and exclusive title to each material item of AeroGrow Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and AeroGrow is the exclusive owner of all material AeroGrow Registered Intellectual Property used in connection with the operation or conduct of the business of AeroGrow including the sale of any products or the provision of any services by AeroGrow.

            (c) Except as disclosed on Schedule 2.18, the operation of the business of AeroGrow as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of AeroGrow (including AeroGrow Products) and (ii) AeroGrow's use of any product, device or process, to AeroGrow's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      2.19 Agreements, Contracts and Commitments. (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which AeroGrow is a party or by or to which any of the properties or assets of AeroGrow may be bound, subject or affected (including without limitation notes or other instruments payable to AeroGrow) and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to AeroGrow in excess of $50,000 in the aggregate or (II) under which or in respect of which AeroGrow presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of AeroGrow and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from AeroGrow, or any officer, director or 5% or more stockholder ("Insider") of AeroGrow;

                  (ii) any guaranty, direct or indirect, by AeroGrow or any Insider of AeroGrow of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of AeroGrow or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of AeroGrow;

                  (iv) any obligation to register any shares of the capital stock or other securities of AeroGrow with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by AeroGrow of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract to which any Insider of AeroGrow is a party.

            (b) Except as set forth on Schedule 2.19, each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of AeroGrow has have been heretofore delivered to the Company.

            (c) Except as set forth in Schedule 2.19, neither AeroGrow nor to the best of AeroGrow's knowledge any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on AeroGrow. Each agreement, contract or commitment to which AeroGrow are a party or by which they are bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on AeroGrow.

      2.20 Insurance. Schedule 2.20 sets forth AeroGrow's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of AeroGrow which AeroGrow reasonably believes are adequate in amount and scope for the Business in which they are engaged.

      2.21 Governmental Actions/Filings. AeroGrow has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by AeroGrow of its businesses (as presently conducted and as presently proposed to be conducted) or used or held for use by AeroGrow, all of which are listed in
Schedule 2.21 hereto, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 2.21 hereto, will not expire prior to December 31, 2006, and AeroGrow is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 2.21, to AeroGrow's knowledge no Governmental Action/Filing is necessary to be obtained, secured or made by AeroGrow to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      2.22 Interested Party Transactions. Except as set forth in the Schedule
2.22 hereto, no employee, officer, director or stockholder of AeroGrow or a member of his or her immediate family is indebted to AeroGrow, nor is AeroGrow indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of AeroGrow, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to AeroGrow's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom AeroGrow is affiliated or with whom AeroGrow has a contractual relationship, or any Person that competes with AeroGrow, except that each employee, stockholder, officer or director of AeroGrow and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with AeroGrow. Except as set forth in Schedule 2.22, to the knowledge of AeroGrow, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with AeroGrow (other than such contracts as relate to any such individual ownership of capital stock or other securities of AeroGrow).

      2.23 Board Approval. The board of directors of AeroGrow or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously approved, subject to the approval of stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the stockholders approval and adoption of this Agreement and approval of the Transaction.

      2.24 Representations and Warranties Complete. The representations and warranties of AeroGrow included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to, and covenants with, AeroGrow, as follows:

      3.1 Organization and Qualification.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the Charter Documents of the Company, as amended and currently in effect, have been heretofore delivered to AeroGrow. The Company is not in violation of any of the provisions of the Company's Charter Documents.

            (b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      3.2 Subsidiaries. The Company has no Subsidiaries.

      3.3 Capitalization.

            (a) The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $0.01 per share (the "Company Common Stock") and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). At the close of business on the business day prior to the date hereof, (i) 3,750,000 shares of the Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (which excludes 50,000 shares of Company Common Stock issued and held by the Company in treasury); (ii) no shares of the Company Preferred Stock were issued and outstanding; (iii) no shares of the Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties (the "Company Stock Options"); (iv) no shares of the Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase the Company Common Stock (the "Company Warrants"); and (v) no shares of the Company Common Stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or securities (the "Convertible Securities"). All shares of the Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of the Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. (c) Except as contemplated by this Agreement and except for the "piggyback" registration rights granted to holders of all of the Company's Common Stock issued and outstanding, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

      3.4 Authority Relative to this Agreement. T3.5 he Company has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Company's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Transaction by a majority of the Company's stockholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Contracts, except, with respect to clauses (ii) or
(iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To the Company's knowledge, the Company has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, the businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements. the Company is not in default or violation of any term, condition or provision of its Charter Documents. To the Company's knowledge, no written notice of non-compliance with any Legal Requirements has been received by the Company.

      3.7 SEC Filings; Financial Statements.

            (a) The Company has made available to AeroGrow a correct and complete copy of each report, registration statement and definitive proxy statement filed by the Company with the SEC for the 36 months prior to the date of this Agreement (the "Company SEC Reports"), which, to the Company's knowledge, are all the forms, reports and documents required to be filed by the Company with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to the Company's knowledge, the Company SEC Reports:
(i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, the Company makes no representation or warranty whatsoever concerning the Company SEC Reports as of any time other than the time they were filed.

            (b) To the Company's knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company taken as a whole.

            (c) the Company has previously furnished to AeroGrow a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

      3.8 No Undisclosed Liabilities. The Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except (i) liabilities provided for in or otherwise disclosed in the Company SEC Reports filed prior to the date hereof, (ii) liabilities incurred since September 30, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on the Company, and (iii) those liabilities and obligations specifically set forth in Section 5.10.

      3.9 Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement (including, without limitation, the Company's Forms 8-K announcing the Company's entry into a merger agreement with Eneco, Inc. on October 28, 2005 and the Company's subsequent termination thereof on January 3, 2006), and except as contemplated by this Agreement, since September 30, 2005, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, or (viii) any revaluation by the Company of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

      3.10 Litigation. Except as set forth in the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the Company's knowledge, threatened against the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      3.11 Employee Benefit Plans. The Company does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      3.12 Labor Matters. T3.13 he Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. To the Company's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on the Company.

      3.14 Title to Property. T3.15 he Company does not own or lease any Real Property or Personal Property. There are no options or other contracts under which the Company has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      3.15 Taxes. To the Company's knowledge, except for Returns with respect to the year ended December 31, 2005:

            (a) The Company has timely filed all Returns required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to the Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

            (f) The Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Company.

            (g) The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

      3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to the Company's knowledge: (i) the Company has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company;
(iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      3.17 Brokers. Except for the Company's obligations under the Financial Advisory Agreement (as defined in Section 5.10), the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.18 Intellectual Property. The Company does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property.

      3.19 Agreements, Contracts and Commitments.

            (a) Except for the Financial Advisory Agreement, the agreements with Transfer Agent, and as set forth in the Company SEC Reports, to the Company's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected, which either (a) creates or imposes a liability greater than $5,000, or (b) may not be cancelled by the Company on less than 30 days' or less prior notice (the "Company Contracts").

            (b) Each Company Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all the Company Contracts (or written summaries in the case of oral the Company Contracts) and of all outstanding offers or proposals of the Company have been heretofore delivered to AeroGrow.

            (c) Neither the Company nor, to the knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each agreement, contract or commitment to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

      3.20 Insurance. The Company does not maintain any Insurance Policies.

      3.21 Governmental Actions/Filings. The Company has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by the Company of its businesses (as presently conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to AeroGrow. Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2006, and the Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. To the Company's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      3.22 Interested Party Transactions. Except as set forth in the Company's SEC Reports, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other employee benefits made generally available to all employees. Except as set forth in the Company's SEC Reports, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a material contractual relationship, or any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such individual ownership of capital stock or other securities of the Company).

      3.23 Indebtedness; Company Assets. Except as set forth in the Company's SEC Reports, the Company has no indebtedness for borrowed money. Any indebtedness for borrowed money shall be paid in full or otherwise satisfied prior to or at Closing. Immediately prior to the Closing, the Company will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of the Company with respect to the period prior to Closing which remain unpaid, which the Company shall be responsible for payment following the Closing pursuant to Section 5.10 hereof ("Cash Reserve").

      3.24 Exchange Act Reporting. The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on the Company.

      3.25 Board Approval. The Board of Directors of the Company (including any required committee or subgroup of the Board of Directors of the Company) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Transaction is in the best interests of the stockholders of the Company.

      3.26 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by Company and AeroGrow. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and AeroGrow shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and AeroGrow shall not do any of the following:

            (a) Except as disclosed on Schedule 4.1(a), waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or AeroGrow, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or AeroGrow license on an exclusive basis or sell any Intellectual Property of the Company, or AeroGrow as applicable;

            (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, or amend or modify the terms of any options, warrants or convertible securities;

            (e) Except as set forth in Schedule 4.1(e) hereof, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and AeroGrow, as applicable, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Except for the Equity Financing, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

            (g) Amend its Charter Documents;

            (h) Except as disclosed in Schedule 4.1(h) hereto, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of AeroGrow or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Except as disclosed in Schedule 4.1(j), incur any indebtedness for borrowed money in excess of $50,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of AeroGrow or the Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

            (k) Except as disclosed in Schedule 4.1(k) hereto or as contemplated by this Agreement, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

            (l) Except as disclosed in Schedule 4.1(1) hereto, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company or of AeroGrow included in AeroGrow SEC Reports, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which AeroGrow is a party or of which AeroGrow is a beneficiary, as applicable;

            (m) Except as disclosed on Schedule 4.2(m) and except in the ordinary course of business consistent with past practices, modify, amend or terminate any Contract of the Company, or AeroGrow, as applicable, or other material contract or material agreement to which the Company, or AeroGrow is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Except as set forth in Schedule 4.1(o) hereto or in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $50,000 in any 12 month period;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" under Section 368(a) of the Code;

            (q) Except as contemplated by Article V herein or as set forth in
Schedule 4.1(q) hereto, settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (t) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Board of Directors of AeroGrow. At Closing, the current board of directors of AeroGrow shall deliver duly adopted resolutions ("Resolutions") to:
(a) set the size of AeroGrow's initial board of directors at five (5) members effective as of the Closing; and (b) the members of the AeroGrow board of directors immediately prior to the Closing shall continue to serve as directors immediately following the Closing. For a period of two years following the Closing, AeroGrow hereby grants Keating Reverse Merger Fund, LLC ("KRM Fund") the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting or participate in telephone meetings of AeroGrow's board of directors and receive all documents and written materials provided to directors. Such representative shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. Within forty-five days following the Closing, AeroGrow's board of directors will satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or American Stock Exchange ("AMEX") as selected by AeroGrow, whether or not AeroGrow Common Stock is listed or quoted, or qualifies for listing or quotation, on NASDAQ or AMEX.

      5.2 Undertaking by AeroGrow Accountant. On or before the Closing, AeroGrow shall obtain, and deliver to the Company, an undertaking from Gordon, Hughes & Banks, LLP ("Accountant"), in a form and substance satisfactory to the Company, providing that: (i) the Accountant has agreed to an engagement with AeroGrow to serve as its certified public accountants following the Closing for purposes of auditing the financial statements of AeroGrow for the year ended December 31, 2005, reviewing the interim financial statements of AeroGrow for the quarters ending 2006, and otherwise complying with AeroGrow's ongoing reporting obligations under the Exchange Act as a successor to the Company under the Exchange Act including, without limitation, the filing of Forms 10-QSB, 10-KSB, and 8-K, (ii) the Transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the PCAOB, and (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for AeroGrow in any regulatory filing by AeroGrow prior to or following the Closing ("Accountant Undertaking").

      5.3 Other Actions.

            (a) As soon as practicable after the date hereof, the Company shall prepare an information statement pursuant to Rule 14(c) promulgated under
Section 14A of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement") in connection with the approval and adoption of this Agreement and the Transaction ("Stockholder Matters"). AeroGrow shall reasonably cooperate with the Company and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to the Company and AeroGrow, for the Company to prepare the Information Statement including, without limitation, the delivery of the U.S. GAAP Financial Statements (as defined below). As soon as practicable after the date hereof, the Company shall obtain the written consent of KRM Fund and such other Stockholder as necessary to approve the Stockholder Matters, such consent to be effective twenty (20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, the Company will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of the Company's securities entitled to vote at a meeting of stockholders. In the event the Information Statement is reviewed by the SEC, the Company shall respond promptly to any comments of the SEC or its staff with respect to the Information Statement and use its reasonable best efforts to have the Information Statement cleared by the SEC as soon as practicable after its filing.

            (b) At least five (5) days prior to Closing, AeroGrow shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to AeroGrow, any information required for AeroGrow to become a successor to the Company's reporting obligations under the Exchange Act, any other information required in connection with the Company ceasing to be a shell company as a result of the Transaction, the U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, AeroGrow shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). At the Closing, AeroGrow shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (c) At least ten (10) days prior to Closing, AeroGrow shall deliver to the Company the audited financial statements of AeroGrow for the fiscal years ended December 31, 2004 and 2005, which financials statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved, were audited in accordance with the auditing standards of the PCAOB by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of AeroGrow at the dates thereof and the results of its operations and cash flows for the periods indicated, and (ii) (collectively, the "U.S. GAAP Financial Statements"). As soon as practical following the date hereof, AeroGrow shall deliver to the Company the unaudited financial statements (including, in each case, any related notes thereto) of AeroGrow for the three-month and nine-month periods ended September 30, 2005 and 2004, which financial statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), were reviewed by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of each at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on AeroGrow ("Interim Financial Statements").

            (d) The annual financial statements included in the U.S. GAAP Financial Statements and the Interim Financial Statements shall have been audited and reviewed, respectively, by the Accountant., and AeroGrow shall provide the Company with its permission, and shall cause the Accountant to provide its permission, to include such financials statements in any SEC filings by the Company or AeroGrow in a timely manner ("Permissions").

            (e) As soon as practical following the date hereof, AeroGrow shall deliver to the Company pro forma consolidated financial statements for AeroGrow and the Company giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

      The Company and AeroGrow shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and AeroGrow shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and AeroGrow shall act reasonably and as promptly as practicable.

      5.4 Required Information. In connection with the preparation of the Transaction Form 8-K, the Information Statement, and Press Release, and for such other reasonable purposes, the Company and AeroGrow each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of the Company and AeroGrow to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      5.5 Confidentiality; Access to Information. (a) Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

                  (i) The Company will afford AeroGrow and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as AeroGrow may reasonably request. No information or knowledge obtained by AeroGrow in any investigation pursuant to this Section 5.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) AeroGrow will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of AeroGrow during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of AeroGrow, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section
5.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      5.6 No Solicitation. Other than with respect to the Transaction, each of the Company and AeroGrow agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of, it and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions, or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of AeroGrow Common Stock or the Company Common Stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of the Company and AeroGrow further agrees that neither such party nor any officers or director of such party shall, and that each such party shall direct and use its reasonable best efforts to cause its agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Company and AeroGrow agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and AeroGrow agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.6.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of the Company, or its representatives from, prior to the time the Company's stockholders have approved this Transaction (if required) (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefor by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by the Company's board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, the Company's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of the Company from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      5.7 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that the Company will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and that the Company's stockholders may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

      5.8 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, AeroGrow and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require AeroGrow or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) The Company shall give prompt notice to AeroGrow upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) AeroGrow shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of AeroGrow to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.9 Treatment as a Reorganization. Neither AeroGrow nor the Company shall take any action prior to or following the Transaction that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

      5.10 Absence of Material Liabilities. Immediately prior to Closing, the Company shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, between the Company and Keating Securities, LLC in the form attached hereto as Exhibit A ("Financial Advisory Agreement"), (ii) any agreement with the Transfer Agent, (iii) the Company Contracts disclosed under
Section 3.19 hereto, (iv) liabilities and obligations to be paid at or prior to Closing, and (iv) accounts payable, accrued expenses and other liabilities of the Company with respect to the period prior to Closing to be paid from the Cash Reserve. The Company shall establish the Cash Reserve provided for in Section
3.23 in an amount equal to the monetary obligations of the Company prior to Closing due to the Transfer Agent, pursuant to the Company Contracts disclosed under Section 3.19 (other than the Financial Advisory Agreement) and in respect of all accounts payable, accrued expenses and other liabilities of the Company which remain unpaid as of Closing (collectively, the "Pre-Closing Cash Obligations"). Upon Closing, to the extent not satisfied by the Company prior to or at Closing, the Pre-Closing Cash Obligations will be paid in full from the Cash Reserve. Following the Closing, AeroGrow shall pay and satisfy the Company's obligations under the Financial Advisory Agreement, the agreement with the Transfer Agent, and the remaining Company Contracts.

      5.11 Cash Payments at Closing. At Closing, AeroGrow shall pay Keating Securities, LLC ("Keating Securities") the reverse merger fees of $350,000 as set forth in the Financial Advisory Agreement, provided, however, that in the event the gross proceeds under the Equity Financing are less than $10,000,000, the reverse merger fees under the Financial Advisory Agreement shall be zero (such applicable sum being referred to herein, as the "AeroGrow Closing Payment").

      5.12 Business Records. At Closing, the Company shall cause to be delivered to AeroGrow all records and documents relating to the Company, which the Company possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company ("Business Records").

      5.13 Quotation on the Over-the-Counter Bulletin Board. As soon as practicable following filing of the definitive Information Statement, AeroGrow shall use its commercially reasonable efforts to obtain a quotation of its shares of AeroGrow Common Stock on the NASD Over-the-Counter Bulletin Board ("OTC BB") effective on of after the Closing, or to otherwise cooperate with or assist any NASD member firm in the filing of Form 211 under Rule 15c2-11 promulgated under the Exchange Act and the commencement of quotation of AeroGrow Common Stock on the OTC BB on or after the Closing. Within 10 days after the date of this Agreement, AeroGrow shall have caused its transfer agent, Corporate Stock Transfer, Inc., to deliver to the Company a complete and current listing of the holders of AeroGrow's Common Stock.

                                   ARTICLE VI

                          CONDITIONS TO THE TRANSACTION

      6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by both the Company and AeroGrow:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any foreign law in any jurisdiction in which the Company or AeroGrow has material operations relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

            (b) Debt Holder Consents. The lenders under AeroGrow's credit facilities, secured loans, mortgages and other indebtedness for borrowed money and any holders of AeroGrow's Convertible Notes shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

            (c) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted, by the requisite vote under the laws of the State of Delaware and the Company Charter Documents, by the stockholders of the Company, and by the requisite vote under the laws of the State of Nevada and AeroGrow Charter Documents, by the stockholders of AeroGrow if required.

            (d) Information Statements. At least twenty (20) days prior to Closing, the Company shall have filed the definitive Information Statement with the SEC, and the Company shall have mailed the definitive Information Statement to each of the Company's stockholders, and the Company shall have otherwise complied with all of the provisions under Rule 14c under the Exchange Act.

            (e) AeroGrow's Convertible Notes. AeroGrow and the holders of the Convertible Notes shall have entered into such agreements to amend and modify the Convertible Notes and the warrants issued or to be issued in connection with the Convertible Notes offering (including any registration rights and lock up provisions with respect to the shares of AeroGrow Common Stock underlying the Convertible Notes and warrants), which terms shall be acceptable to the Company.

            (f) Dissenters's Rights. Holders of no more than 200,000 shares of the Company Common Stock shall have taken action to exercise their dissenters' rights pursuant to Section 262 of the DGCL.

            (g) Successor under Exchange Act. AeroGrow shall be deemed a "successor issuer" within the meaning of Rule 12(g)-3 under the Exchange Act as a result of the Merger, and the shares of common stock of AeroGrow shall be deemed automatically registered securities under Section 12(g) of the Exchange Act without the necessity of filing any additional registration statements covering those shares of common stock.

            (h) Transaction 8-K. AeroGrow shall have filed the Transaction Form 8-K with the SEC at Closing, and AeroGrow shall have distributed the Press Release.

            (i) Financial Advisory Agreement. The Financial Advisory Agreement between the Company and Keating Securities, LLC in the form of Exhibit A hereto, has been duly authorized and approved by the Company's board of directors and duly executed by the Company and Keating Securities, LLC.

            (j) Vero Termination Agreement. The Company shall have terminated its agreement with Vero Management, LLC, effective at Closing.

            (k) Blue Sky Laws. The issuance of AeroGrow Common Stock to be issued under this Agreement shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of the Company and AeroGrow and their respective counsels.

            (l) Equity Financing. Signed subscriptions shall have been received by AeroGrow to purchase shares of AeroGrow Common Stock (together with an attached five-year warrant to purchase one additional share of AeroGrow Common Stock ("Investor Warrant") for each share purchased in the Equity Financing) in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D and Regulation S promulgated thereunder, which subscriptions shall represent gross proceeds of not less than $5,000,000, with such gross proceeds having been fully funded into an escrow account established for the Equity Financing, the release of which to AeroGrow is conditioned only upon the Closing of the Merger. At or prior to Closing, AeroGrow's board of directors shall approved the Equity Financing, which Equity Financing shall not be commenced prior to February 6, 2006, and the subscriptions received shall have been accepted by AeroGrow, subject only to the Closing of the Merger. The minimum amount under the Equity Financing shall be $5,000,000 and the maximum amount shall be $12,000,000. Keating Securities, LLC shall have been appointed by AeroGrow as the exclusive placement agent for Equity Financing pursuant to a certain Placement Agreement ("Placement Agreement") by and between Keating Securities, LLC and AeroGrow. In connection with the Equity Financing (as defined herein), AeroGrow shall register for re-offer and re-sale, on a registration statement ("Resale Registration Statement") to be filed by AeroGrow with the SEC within 45 days following the Closing: (i) the shares of AeroGrow Common Stock sold in the Equity Financing ("Investor Common Stock"), and (ii) the shares of AeroGrow Common Stock underlying the warrants issued in the Equity Financing ("Investor Warrants"). The Resale Registration Statement shall be declared effective by the SEC within 150 days after the Closing. In the event the Resale Registration Statement is not filed or declared effective in a timely manner, AeroGrow shall be required to pay penalties to investors in the Equity Financing as mutually agreed to between the investors and AeroGrow.

            (m) Release of Registration Rights. AeroGrow shall have obtained a waiver and release from any holders of AeroGrow's outstanding securities having registration rights (other than the registration rights of the holders of Convertible Notes, Debt Warrants and Conversion Warrants) ("Release").

            (n) Lock Up Agreements. AeroGrow shall have obtained lock up agreements prohibiting the existing holders of: (i) AeroGrow outstanding common stock (ii) the Warrants, and (iii) the Stock Options, representing in the aggregate not less than a certain percentage of the outstanding shares of Common Stock (excluding those shares held by investors in AeroGrow's Colorado intrastate offering) as determined by the Company and AeroGrow, from selling or transferring, directly or indirectly, their shares of AeroGrow Common Stock for a mutually agreed time period ("Lock Up Agreements"); provided, however, the foregoing lock up restrictions shall not apply to: (i) the shares of AeroGrow's Common Stock issued in the Colorado intrastate offering by AeroGrow (although the shares of AeroGrow's Common Stock underlying the warrants issued in the Colorado intrastate offering shall be subject to lock up), (ii) the shares of AeroGrow's Common Stock underlying the Convertible Notes, Debt Warrants and Conversion Warrants, and (iii) the shares of AeroGrow's Common Stock underlying the warrants issued to the placement agent in connection with the Convertible Note offering. KRM Fund shall have delivered a lock up agreement prohibiting KRM Fund from selling, directly or indirectly, any shares of AeroGrow's Common Stock received by it in the Merger for such period of time following the Closing and on such terms as mutually agreed to by the Company, AeroGrow, KRM Fund and the investors in the Equity Financing ("KRM Lock Up Agreement").

            (o) AeroGrow Equity Compensation Plan. The board of directors and stockholders of AeroGrow shall have approved an Equity Compensation Plan ("Equity Plan") for its officers, directors and consultants which provides for the issuance of not more than 1,500,000 shares of AeroGrow's Common Stock.

      6.2 Additional Conditions to Obligations of AeroGrow. The obligations of AeroGrow to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by AeroGrow:

            (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. AeroGrow shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company ("Company Closing Certificate").

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect with respect to the Company, and AeroGrow shall have received the Company Closing Certificate to such effect.

            (c) Consents. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

            (e) No Financial Obligations. Immediately prior to the Closing, the Company shall have no material liabilities or obligations, other than as set forth in Section 5.10 hereof.

            (f) SEC Compliance. Immediately prior to Closing, the Company shall be in compliance with the reporting requirements under the Exchange Act.

            (g) Business Records. The Company shall have delivered to AeroGrow the Business Records.

            (h) Other Deliveries. At or prior to Closing, the Company shall have delivered to AeroGrow (i) copies of resolutions and actions taken the Company's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by AeroGrow and its counsel in order to consummate the transactions contemplated hereunder.

      6.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

            (a) Representations and Warranties. Each representation and warranty of AeroGrow contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. The Company shall have received a certificate with respect to the foregoing signed on behalf of AeroGrow by an authorized officer of AeroGrow ("AeroGrow Closing Certificate")

            (b) Agreements and Covenants. AeroGrow shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of AeroGrow) does not, or will not, constitute a Material Adverse Effect on AeroGrow, and AeroGrow shall have received the AeroGrow Closing Certificate to such effect.

            (c) Consents. AeroGrow shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AeroGrow.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to AeroGrow shall have occurred since the date of this Agreement.

            (e) AeroGrow Financial Statements. AeroGrow shall have delivered to the Company the U.S. GAAP Financial Statements, the Interim Financials Statements, the Pro Forma Financial Statements and the Permissions.

            (f) Accountant Undertaking. AeroGrow shall have delivered to the Company the Accountant Undertaking in a form satisfactory to the Company.

            (g) Employment Agreements. Michael Bissonnette and such other members of management as mutually designated by AeroGrow and the Company shall have executed and delivered employment agreements with AeroGrow, which agreements shall be in full force and effect as of the Closing and shall be acceptable to the Company.

            (h) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to AeroGrow by any Insider of AeroGrow (regardless of whether such amounts are due and payable) shall have been paid in full.

            (i) Closing Payments. The AeroGrow Closing Payment shall have been disbursed as provided in Section 5.11.

            (j) AeroGrow Schedules. AeroGrow shall have delivered to the Company the completed schedules to this Agreement within ten (10) days following the execution of this Agreement, and such schedules shall be acceptable to the Company which acceptance shall not be unreasonably withheld.

            (k) Placement Agreement. At or prior to Closing, AeroGrow and Keating Securities, LLC shall have executed and delivered the Placement Agreement.

            (l) Other Deliveries. At or prior to Closing, AeroGrow shall have delivered to the Company: (i) copies of resolutions and actions taken AeroGrow's board of directors and stockholders (if required) in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

            (m) Patent Assignments. At or prior to Closing, AeroGrow shall be the registered owner of, and shall have filed with the U.S. Patent and Trademark Office any assignments with respect to, all AeroGrow Intellectual Property.

                                   ARTICLE VII

                                    SURVIVAL

      Except as specifically set forth in Sections 1.13, 5.1, 5.10, 5.13, 5.14,
8.3 and 9.1, and except where the performance of any covenant or agreement by AeroGrow following the Closing is contemplated under this Agreement (collectively, the "Surviving Provisions"), all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing. AeroGrow and the company agree that KRM Fund shall be a third party beneficiary with respect to the Surviving Provisions and may enforce the same against AeroGrow at any time after Closing as if KRM Fund was a party to this Agreement.7.1 7.2 7.3 7.4

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of AeroGrow and the Company at any time;

            (b) by either AeroGrow or the Company if the Transaction shall not have been consummated by March 1, 2006 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either AeroGrow or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of AeroGrow set forth in this Agreement, or if any representation or warranty of AeroGrow shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in AeroGrow's representations and warranties or breach by AeroGrow is curable by AeroGrow prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to AeroGrow of such breach, provided AeroGrow continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if the Company shall have materially breached this Agreement or if such breach by AeroGrow is cured during such thirty
(30)-day period); and

            (e) by AeroGrow, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the Closing Date, then AeroGrow may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from AeroGrow to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that AeroGrow may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty
(30)-day period).

      8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except for and subject to the following: (i) Section 8.2, Section 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

      8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, AeroGrow shall be responsible for any and costs and expenses incurred by it in connection with the preparation of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and Pro Forma Financial Statements contained therein), and the Company shall be responsible for any and costs and expenses incurred by it in connection with the preparation of the Information Statement and the filing and mailing thereof.

      8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

      9.1 Post-Closing Covenants. AeroGrow acknowledges that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, KRM Fund would not approve this Agreement or the Merger. The parties hereto acknowledge and agree that the failure by AeroGrow to satisfy, perform and comply with the covenants set forth in this Section 9.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on the investment of KRM Fund in the Company and AeroGrow, as the Company's successor. During the period beginning upon the Closing and ending on the first anniversary of the Closing, AeroGrow agrees to satisfy, perform and comply with, the following agreements and covenants:

            (a) Remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act.

            (b) Within forty-five days following the Closing, AeroGrow's board of directors shall satisfy the independence, audit and compensation committee and other corporate governance requirements under the SOX Act, the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or AMEX as selected by AeroGrow, whether or not AeroGrow's Common Stock is listed or quoted, or qualifies for listing or quotation, on NASDAQ or AMEX.

            (c) AeroGrow files within the statutory time limits any required filings or notifications with the SEC, NASDAQ and any other federal, state or regulatory agency including any agency or organization with jurisdiction over any exchange on which AeroGrow's securities are listed or traded, and responds in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K and the U.S. GAAP Financial Statements contained therein.

            (d) Without the consent of KRM Fund, AeroGrow shall not issue any of its securities to any officers, directors, 10% or more shareholders, consultants, service providers or other parties, except for (i) any issuance pursuant to any of AeroGrow's options, warrants and convertible securities issued and outstanding as of Closing, (ii) any grant of options or stock awards to employees pursuant to the Equity Plan, (iii) any public offerings or private placements of AeroGrow's securities approved by AeroGrow's board of directors, and (iv) any issuance of securities for any arm's-length, third party business transactions involving business combinations, fixed asset purchases, joint ventures or strategic alliances which have been approved by AeroGrow's board of directors.

            (e) AeroGrow's certified public accountants shall at all times be registered with PCAOB. In the event AeroGrow's certified public accountants resign or are terminated for any reason, AeroGrow shall promptly engage a new certified public accountant registered with PCAOB.

            (f) Audit and compensation committee charters are duly adopted by AeroGrow's board of directors, regular meetings for the audit and compensation committee meetings are scheduled, with notice to all directors, and such committee meetings are properly held as scheduled.

            (g) Proper disclosure, insider trading and code of ethics policies are adopted by AeroGrow's board and complied with by AeroGrow and its management.

            (h) Use its commercially reasonable efforts to obtain and maintain a quotation of its shares of AeroGrow Common Stock on the NASD Over-the-Counter Bulletin Board ("OTC BB"), and cooperate with or assist any NASD member firm in the filing of Form 211 under Rule 15c2-11 promulgated under the Exchange Act for the commencement or maintenance of quotation of AeroGrow Common Stock on the OTC BB.

            (i) Within 30 days following Closing, purchase a $5,000,000 key man life insurance policy on the life of Michael Bissonnette with AeroGrow being the sole owner and beneficiary of and under such policy.

      9.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article IX shall survive (and not be affected in any respect by) the Closing.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):


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            (a) if to the Company, to:

            Wentworth I, Inc.
            Attn: Kevin R. Keating, President
            936A Beachland Boulevard, Suite 13
            Vero Beach, FL 32963
            (772) 231-7544 telephone
            (772) 231-5947 telecopy

            (b) if to the Company, to:

            AeroGrow International, Inc.
            Attn: W. Michael Bissonnette, CEO
            900 28th Street, Suite 201
            Boulder, CO 80303
            303-444-7755 telephone
            303-444-0406 telecopy

            with a copy to:

            Graubard Miller
            Attn: David Miller
            405 Lexington Avenue
            New York, NY 10174
            (212) 818-8800 telephone
            (212) 818 -8881 telecopy

      10.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.


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

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which Company or AeroGrow operates), or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.19).

            (d) For purposes of this Agreement, the term "Subsidiary" shall mean any Person in which the Company or AeroGrow or any subsidiary thereof directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

            (e) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (f) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures by facsimile or in electronic form shall be treated the same as if such signatures were original signatures of the parties.

      10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between AeroGrow and the Company dated January 4, 2006 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KRM Fund is a third-party beneficiary of the certain provisions contained herein to which KRM Fund derives a benefit and, with respect to such provisions, KRM Fund has the right to enforce them as if it were a signatory to this Agreement.


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

      10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


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

      10.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

         [The remainder of this page has been intentionally left blank.]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                        WENTWORTH I, INC.

                                        By: /s/ Kevin R. Keating
                                            ------------------------------------
                                            Kevin R. Keating, President


                                        AERO GROW INTERNATIONAL, INC.

                                        By: /s/ W. Michael Bissonnette
                                            ------------------------------------
                                            W. Michael Bissonnette, CEO


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                         Index of Exhibits and Schedules

Exhibits

Exhibit A - Financial Advisory Agreement

Schedules

AeroGrow Disclosure Schedules